Exhibit A
Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a single statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001, of Pioneer Energy Services Corp., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 27, 2021.

Strategic Income Management, LLC

/s/ Tim Black
By: Tim Black
Title: Chief Executive Officer

American Beacon Advisors, Inc.

/s/ Christina E. Sears
By: Christina E. Sears
Title: Vice President, Compliance

Resolute Investment Managers, Inc.

/s/ Christina E. Sears
By: Christina E. Sears
Title: Vice President, Compliance

American Beacon SiM High Yield Opportunities Fund

/s/ Christina E. Sears
By: Christina E. Sears
Title: Chief Compliance Officer and Assistant Secretary